UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): July 29, 2019

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information contained in the second paragraph under “June 2019 Orders Comments” below is hereby incorporated by reference into this item 2.02.

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson Three-Month Orders, Including Foreign Currency Translation
(Percentage change versus prior year; trailing three-month averages, excluding acquisitions and divestitures, including currency translation)

	Apr '19	May '19	Jun '19
Automation Solutions	0 to 5	0 to 5	0 to 5
Commercial & Residential Solutions	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to 5	0 to 5	0

June 2019 Orders Comments

Total Emerson trailing three-month orders were flat with underlying orders up 2 percent, excluding a 2 percent unfavorable currency impact. June underlying orders growth was below the 5 to 7 percent expected range management communicated on the May 7th second quarter earnings call and at the Electrical Products Group conference on May 21st.

Third quarter 2019 earnings per share slightly exceeded management's May 7th guidance of $0.94 due to a discrete tax benefit. Earnings from operations were lower than expected on slower sales growth, offset by lower corporate costs. Strong operating execution mitigated the profit impact of slower sales growth.

We continue to reposition the business to deliver strong profitability on lower second half growth, as communicated on the May 7th earnings conference call, and have further increased planned restructuring activities for the remainder of 2019. These investments will help position the company for improving profitability in early 2020. We expect to increase full year restructuring spend and other actions to approximately $100 million, which is up approximately $30 million since short-cycle end markets began to soften in the second fiscal quarter.

Further details on the third quarter results and an outlook update will be provided prior to the market open on Tuesday, August 6, 2019.

Automation Solutions orders increased 2 percent and were up 4 percent on an underlying basis excluding unfavorable currency of 2 percent. Underlying orders growth slipped below the 5 percent level for the first time in two years and was below management's expectations primarily due to slower global discrete end markets and persistent high channel inventories. Upstream oil and gas investment activity in North America remained soft and did not improve in June as management had expected.

Apart from these trends, global demand remained stable, with continued broad-based strength across process and hybrid end markets driven by strong maintenance and repair (MRO) demand and brownfield investment activity focused on expansion and optimization of existing facilities. Strength continued in long-cycle bookings, with underlying orders growth up 7 percent in the Systems and Final Control businesses, driven by greenfield investment and modernization activity.

In the Americas, underlying orders growth was slightly negative, with North America down low single digits driven primarily by slower short-cycle demand in discrete manufacturing and upstream oil and gas end markets. Recovery in these end markets has not progressed in line with expectations management communicated in May, and, as a result, the company is accelerating restructuring actions. Growth was stable across other process and hybrid industries, including midstream and downstream oil and gas markets.

Underlying orders growth in Europe remained stable, up high-single digits, reflecting increased MRO spending and investment activity in oil and gas, power, chemical and life sciences end markets.

Underlying orders growth in Asia, Middle East & Africa remained strong, up high-single digits, supported by continued infrastructure investment across the region.

Commercial & Residential Solutions orders were down 2 percent with underlying down 1 percent, excluding unfavorable currency of 1 percent, and were below management's expectations primarily due to unfavorable weather conditions in North America and continued channel inventory re-balancing that unfavorably impacted some markets.

North America air conditioning underlying orders were down low-single digits. Orders were stable in the first two months of the quarter and down sharply in June due to cooler weather and higher levels of precipitation in key regions. The cold chain business was up low-single digits.

Asia Climate Technologies underlying orders were down low- to mid-single digits and continued a trend of improvement since December 2018 when orders bottomed, down more than 20 percent.

Europe orders were down low single digits due to slower cold chain and commercial air conditioning demand in Eastern Europe and Russia. Western Europe remained positive, and Europe orders are expected to trend favorably in July.

The global professional tools business was flat, reflecting continued headwinds from channel inventory re-balancing.

Upcoming Investor Events

On Tuesday, August 6, 2019, Emerson will report its third quarter 2019 results prior to market open and host an investor conference call that same day, beginning at 2:00 p.m. Eastern Time, 1:00 p.m. Central Time. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	July 29, 2019	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary